SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 3, 1999
                           ---------------------------

                         LOCKHART CARIBBEAN CORPORATION
                      -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                               U.S. Virgin Islands
                      -------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)



              333-35105                             65-0491618
            -------------                         ---------------
         (Commission File Number)      (I.R.S. Employer Identification Number)


                  No. 44 Estate Thomas
             St. Thomas, U.S. Virgin Islands              00802
             ---------------------------------          -----------
          (Address of Principal Executive Officers)     (Zip Code)



       Registrant's telephone number, including area code: (340) 776-1900
      ---------------------------------------------------------------------

Item 5.  Other Events.

     In August 1998, we suspended our best efforts offering of units consisting of one share of Class A common stock and one warrant to purchase one-tenth of a share of Class A common stock. Due to adverse market conditions for initial public offerings generally and the under- performance of the real estate sector of the market in particular, as well as other factors, we are terminating our offering.

     Our prospectus indicates that the offering of the units would terminate no later than February 4, 1999. In order to sell any units, we had to receive subscriptions totaling $7.5 million. We had not received the requisite minimum subscriptions when we suspended the offering in August. We will now promptly return all subscription funds held in escrow, including interest earned on such funds.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 1999            LOCKHART CARIBBEAN CORPORATION


                                   By:  /s/ John P. deJongh, Jr.
                                        ------------------------
                                        John P. deJongh, Jr.
                                        President and Chief Operating Officer